POWER OF ATTORNEY



	KNOW BY ALL THESE PRESENTS, that the undersigned, Christopher R Delaney, hereby constitutes and appoints David L Bialosky, Bertram Bell, Anthony E Miller and
Daniel T Young, and each of them, his true and lawful attorneys-in-fact to:  (1)
execute for and on behalf of the undersigned Securities and Exchange Commission
Forms 3, 4 and 5 for filing from time to time with the Securities and Exchange
Commission pursuant to and in accordance with Section 16(a) of the Securities
Exchange Act of 1934, as amended (the "Act"), and the rules and regulations promulgated from time to time thereunder; (2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete the timely filing of any and all Forms 3, 4 and 5 which are required to be filed, or which would be appropriately filed, by the undersigned with the
United States Securities and Exchange Commission, The NASDAQ Stock Market LLC
and any other authority in order to comply with Section 16 of the Act; and (3)
take any other action of any nature whatsoever in connection with the foregoing which, in the opinion of such attorneys-in-fact and agents, or any of them, may be of benefit to, in the best interest of, or legally required by, the undersigned; it being understood that each document executed by any such attorney-in-fact and agent on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact and agent may, in the exercise of his sole discretion, approve.

	The undersigned hereby grants to each such attorney-in-fact and agent full power and authority to do and perform all and every act and thing whatsoever requisite, necessary and proper to be done, in the exercise of any of the rights and powers herein granted; and the undersigned hereby ratifies and confirms all that such attorneys-in-fact and agents, or any of them, shall lawfully do or cause to be done by virtue hereof. The undersigned acknowledges that the foregoing attorneys-in-fact and agents, in serving in such capacity at the request of the undersigned, are not assuming any of the undersigned's responsibilities to comply with, or any other liability under, Section 16 of the Act.

	IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed on this 5th day of January, 2016.



                                    /s/ Christopher R Delaney
                                    ___________________________
                                        Christopher R Delaney